DLA Piper US LLP 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 T 858.677.1400 F 858.677.1401 W www.dlapiper.com

December 6, 2007

Chardan South China Acquisition Corporation
625 Broadway, Suite 1111
San Diego, California 92101

Ladies and Gentlemen:

We have acted as counsel to Chardan South China Acquisition Corporation, a Delaware corporation (“CSCAC”), and its wholly owned subsidiary, China Energy Technology Limited, a British Virgin Islands company (“CETL”), in connection with (i) the transactions described in the Stock Purchase Agreement entered into as of April 14, 2007 (the “Stock Purchase Agreement”), by and among CSCAC, CETL and Lv Jin Xiang, and (ii) the proposed merger of CSCAC with and into CETL (the “Redomestication Merger”), pursuant to the Plan of Merger by and between CSCAC and CETL (“Merger Agreement”).

CETL is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-4 (the “Registration Statement”) with respect to the common stock of CETL to be issued to CSCAC stockholders pursuant to the Merger Agreement. The Registration Statement also includes an offer (the “Exchange Offer”) by CETL to exchange one share of CETL common stock for each share of preferred stock of Head Dragon Holdings, Limited, a Hong Kong company (“Head Dragon Holdings”).

If the Redomestication Merger is consummated on the terms and subject to the conditions set forth in the Merger Agreement, then CSCAC will merge with and into CETL, the separate corporate existence of CSCAC will cease and CETL will continue as the surviving corporation. In accordance with the Merger Agreement, one new ordinary share of CETL will be issued to the stockholders of CSCAC for each outstanding share of common stock of CSCAC and CETL will issue one warrant for each outstanding warrant of CSCAC and one unit for each outstanding unit of CSCAC. Concurrently with or as soon as practicable following the merger of CSCAC with and into CETL, CETL will consummate the acquisition of all the issued and outstanding common stock of Head Dragon Holdings (the “Stock Purchase”) in accordance with the terms of the Stock Purchase Agreement. Head Dragon Holdings owns a controlling interest in operating companies in the People’s Republic of China that are known collectively as Liaoning GaoKe Energy Group (“GaoKe”). We have assumed for purposes of the opinion set forth below that the Stock Purchase will be consummated immediately following the Redomestication Merger as part of a single integrated plan and that the Redomestication Merger will be effected in accordance with laws of the State of Delaware and the British Virgin Islands.

This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act. In connection with this opinion, we have examined, and are familiar with: (i) the Merger Agreement, (ii) the Stock Purchase Agreement, (iii) the Registration Statement and the Proxy Statement/Prospectus (the “Prospectus”) which is contained in the Registration Statement and (iv) such other presently existing documents, records and matters of law as we have deemed appropriate in order to enable us to render this opinion.

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In rendering this opinion, we have assumed the following (without any independent investigation or review thereof):

1. The legal capacity of all natural persons, the authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the genuineness of all signatures and the due execution and delivery of all documents;

2. The due execution and delivery of the Officer’s Tax Certificate delivered to us by CSCAC and CETL on or before the date hereof (the “Officer’s Tax Certificate”);

3. The truth and accuracy at all relevant times of the representations, warranties and statements of fact made or to be made by CSCAC, CETL and their respective management, employees, officers and directors in connection with the Redomestication Merger, including, but not limited to, those set forth in the Registration Statement, the Prospectus, the Merger Agreement and the Officer’s Tax Certificate;

4. Any representation or statement made “to the knowledge of” or similarly qualified is correct without such qualification;

5. The Redomestication Merger will be consummated in accordance with the terms and provisions of the Merger Agreement without any waiver or breach of any material provision thereof, and the Redomestication Merger will be effective under applicable law;

6. The Stock Purchase will be consummated in accordance with the terms and provisions of the Stock Purchase Agreement without any waiver or breach of any material provision thereof; and

7. The Redomestication Merger will be reported by CSCAC on its federal income tax return in a manner consistent with the treatment of the Redomestication Merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Based upon and subject to (i) the Redomestication Merger being consummated in the manner described in the Merger Agreement, (ii) the Stock Purchase being consummated in the manner described in the Stock Purchase Agreement, (iii) the accuracy of the Registration Statement and the facts concerning the Redomestication Merger and Exchange Offer that have come to our attention during our engagement, and (iv) certain representations made by CSCAC and CETL in connection with the issuance of our opinion, the discussions in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations of the Redomestication Merger” and “Material U.S. Federal Income Tax Considerations of the Exchange Offer” (the “Tax Sections”), insofar as they relate to statements of law or legal conclusions, set forth our opinion of the material United States federal income tax considerations generally applicable to the Redomestication Merger and Exchange Offer based upon current law and the facts and assumptions stated or referred to therein.

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We express no opinion as to United States federal, state, local, foreign or other tax consequences, other than as set forth in the Tax Sections. Because this opinion is being delivered prior to the effective times of the Redomestication Merger and the Stock Purchase, this opinion must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Redomestication Merger, Stock Purchase or Exchange Offer or that contrary positions may not be taken by the Internal Revenue Service.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name in the Registration Statement. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Rules”), nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the Securities Act or the Rules.

No opinion is expressed as to any federal income tax consequence of the Redomestication Merger, Stock Purchase, Exchange Offer or the other transactions contemplated by the Merger Agreement except as specifically set forth herein. This opinion may not be relied upon except with respect to the consequences specifically discussed herein. By rendering this opinion, we undertake no responsibility to update this opinion after the date hereof for any reason, including but not limited to, any new or changed facts or law which come to our attention after the date hereof. This opinion is being delivered to you solely in connection with the filing of the Registration Statement. This opinion may not be relied upon or utilized for any other purpose without our prior written consent.

Very truly yours,

DLA PIPER US LLP